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                                                                     EXHIBIT 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                               UROMED CORPORATION

                          PROVIDENCE MERGER CORPORATION

                                      SSGI



                            THE STOCKHOLDERS OF SSGI

                                       AND

                            HEINTZ FAMILY TRUST-1997

                           DATED AS OF MARCH 26, 2001



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TABLE OF CONTENTS                                                      PAGE NO.
-----------------                                                      --------

  1.        CLOSING......................................................... 1

  2.        EFFECT OF MERGER................................................ 1
  2.1.      Surviving Corporation........................................... 1
  2.2.      Articles of Incorporation....................................... 1
  2.3.      By-Laws......................................................... 2
  2.4.      Directors and Officers.......................................... 2
  2.5.      Merger Consideration:  Conversion
            of Company Stock and Merger..................................... 2
  2.6.      Cancellation of Treasury Stock, Etc............................. 3
  2.7.      Dissenters' Rights.............................................. 3
  2.8.      Conversion of Merger Sub's Shares............................... 3
  2.9.      Discharge of Indebtedness and Liabilities....................... 3
  2.10.     Other Transactions at Closing................................... 4

  3.        PROCEDURES; ESCROWED SHARES..................................... 5
  3.1.      Certificates.................................................... 5
  3.2.      Exchange of Certificates........................................ 6
  3.3       Escrowed Shares................................................. 6
  3.4       Distributions................................................... 6
  3.5       No Transfers.................................................... 6
  3.6.      No Fractional Shares............................................ 6
  3.7.      Termination of Rights........................................... 6
  3.8.      Abandoned Property.............................................. 7
  3.9.      Lost Certificates, Etc.......................................... 7

  4.        REGISTRATION OF UROMED COMMON STOCK............................. 7

  5.        REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY AND THE STOCKHOLDERS.................................... 7
  5.1.      Incorporation; Authority........................................ 7
  5.2.      Authorization and Enforceability................................ 7
  5.3.      Governmental and Other Third-Party Consents,
            Non-Contravention, Etc.......................................... 8
  5.4.      Capitalization.................................................. 8
  5.5.      Qualification................................................... 8
  5.6.      Subsidiaries.................................................... 8
  5.7.      Financial Statements and Related Matters........................ 9
  5.8.      Absence of Certain Changes...................................... 9
  5.9.      Properties and Assets...........................................10
  5.10.     Intellectual Properties.........................................11
  5.11.     Indebtedness....................................................12
  5.12.     Absence of Undisclosed Liabilities..............................12

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                                       ii


  5.13.     Taxes...........................................................12
  5.14.     Employee Benefit Plans..........................................15
  5.15.     Safety and Environmental Matters................................17
  5.16.     Labor Relations.................................................18
  5.17.     Litigation......................................................19
  5.18.     Contracts.......................................................19
  5.19.     Potential Conflicts of Interest.................................20
  5.20.     Insurance.......................................................20
  5.21.     Bank Accounts, Signing Authority,
            Powers of Attorney..............................................20
  5.22.     Suppliers and Customers.........................................21
  5.23.     Employment of Officers, Employees...............................21
  5.24.     Minute Books....................................................21
  5.25.     Brokers.........................................................21
  5.26.     Compliance with Other Agreements, Laws, Etc.....................21
  5.27.     Ownership of UroMed Stock.......................................22
  5.28.     Disclosure......................................................22
  5.29.     Expiration of Representations and Warranties....................22

  6.        REPRESENTATIONS AND WARRANTIES OF THE
            STOCKHOLDERS AND THE TRUST......................................22
  6.1.      Authorization and Enforceability................................22
  6.2.      Governmental and Other Third-Party Consents,
            Non-Contravention, Etc..........................................22
  6.3.      Title to Shares, Etc............................................23
  6.4.      Investment Representations......................................23
  6.5.      Disclosure......................................................23
  6.6.      Expiration of Representations and Warranties....................24

  7.        REPRESENTATIONS AND WARRANTIES OF
            UROMED AND MERGER SUB...........................................25
  7.1.      Incorporation; Authority........................................25
  7.2.      Authorization and Enforceability................................25
  7.3.      Governmental and Other Third-Party Consents,
            Non-Contravention, Etc..........................................25
  7.4.      Merger Sub......................................................25
  7.5.      Uro-Med's SEC Statements, Reports and
            Documents.......................................................25
  7.6.      Brokers.........................................................25
  7.7.      Ownership of Company Stock......................................25
  7.8.      Disclosure......................................................26
  7.9.      Expiration of Representations and Warranties....................26

  8.        COVENANTS.......................................................26
  8.1.      Tax-Free Reorganization Treatment...............................26
  8.2.      Options.........................................................26
  8.3.      Further Assurances..............................................26


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                                      iii


  9.        OTHER COVENANTS.................................................27
  9.1.      Confidential Information........................................27
  9.2.      Non-Competition, Etc............................................27
  9.3.      Non-Solicitation of Employees, Etc..............................27
  9.4.      Non-Solicitation of Customers, Suppliers, Etc...................27
  9.5.      Non-Disparagement...............................................27
  9.6.      UroMed Securities...............................................28
  9.7.      Equitable Remedies..............................................28
  9.8.      Modification....................................................28

  10.       INDEMNIFICATION.................................................28
  10.1.     Indemnification by UroMed and Merger Sub........................28
  10.2.     Indemnification by the Stockholders and the
            Company.........................................................29
  10.3.     Indemnification by each Stockholder
            and the Trust30.................................................29
  10.4.     Claims..........................................................29
  10.5.     Payment of Claims...............................................30
  10.6.     Limitations of Liability........................................31

  11.       RELEASES........................................................31

  12.       DEFINITIONS.....................................................32
  12.1.     Certain Defined Terms...........................................32
  12.2.     Terms Defined Elsewhere.........................................33

  13.       GENERAL.........................................................34
  13.1.     Cooperation.....................................................34
  13.2.     Survival of Provisions..........................................34
  13.3.     Stockholder Representative......................................35
  13.4.     Expenses........................................................35
  13.5.     Benefits of Agreement; No Assignments;
            No Third-Party Beneficiaries....................................35
  13.6.     Notices.........................................................35
  13.7.     Public Statements or Releases...................................36
  13.8.     Counterparts....................................................36
  13.9      Captions........................................................37
  13.10.    Equitable Relief................................................37
  13.11.    Construction....................................................37
  13.12.    Waivers.........................................................37
  13.13.    Entire Agreement................................................37
  13.14.    Governing Law...................................................37
  13.15.    Arbitration.....................................................37


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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION. This Agreement and Plan of
Merger and Reorganization, dated as of March 26, 2001, (this "AGREEMENT") is by and among UroMed Corporation ("UROMED"), a Massachusetts corporation; Providence Merger Corporation ("MERGER SUB"), a California corporation that is a wholly owned subsidiary of UroMed; SSGI (the "COMPANY"), a California corporation; and the "Stockholders" listed on the signature pages hereto (each, a "STOCKHOLDER," and collectively, the "STOCKHOLDERS"), who are the stockholders of the Company and the Heintz Family Trust -1997 (the "Trust").

     Whereas, the parties desire that Merger Sub be merged with and into the Company (the "MERGER"), subject to the terms and conditions set forth in this Agreement; and

     Whereas, for Federal income tax purposes, the parties intend and expect that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

     Certain terms used in this Agreement are defined in Section 12.

     1. CLOSING. Subject to the other provisions of this Agreement, a closing (the "CLOSING") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, on March 27, 2001 (the "CLOSING DATE"). On the Closing Date, the Company shall file with the Secretary of State of the State of California (the "CALIFORNIA SECRETARY OF STATE"), pursuant to Section 1103 of the California General Corporation Law (the "CGCL"), this Agreement together with the officers' certificates substantially in the form of EXHIBIT A-1 attached hereto with respect to the Company (the "COMPANY MERGER CERTIFICATE"), EXHIBIT A-2 attached hereto with respect to Merger Sub (the "MERGER SUB MERGER CERTIFICATE") and EXHIBIT A-3 attached hereto with respect to UroMed (the "UROMED MERGER CERTIFICATE", and together with the Company Merger Certificate and the Merger Sub Merger Certificate, the "CALIFORNIA MERGER CERTIFICATES"), in order to cause the Merger to become effective under the laws of the State of California. The Merger shall become effective on the date and at the time of the filing of the copy of this Agreement and the California Merger Certificates with the California Secretary of State (the "EFFECTIVE TIME"), in accordance with the CGCL. For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

     2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

     2.1. SURVIVING CORPORATION. Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue in existence as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

     2.2. ARTICLES OF INCORPORATION. The Company's Articles of Incorporation, as in effect immediately before the Effective Time, will be amended and restated to read

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                                       2


in their entirety as set forth in EXHIBIT B attached hereto, and as so amended will be the Articles of Incorporation of the Surviving Corporation.

     2.3. BY-LAWS. The Company's by-laws, as in effect immediately before the Effective Time, will be amended and restated to read in their entirety as set forth in EXHIBIT C attached hereto, and as so amended and restated will be the by-laws of the Surviving Corporation.

     2.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of those persons set forth on EXHIBIT D attached hereto, each such person to hold office, subject to the applicable provisions of the Articles of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his successor is duly elected or appointed and qualified.

     2.5. MERGER CONSIDERATION: CONVERSION OF COMPANY STOCK & MERGER NOTE. Each share of common stock, no par value per share, of the Company (the "COMPANY STOCK") issued and outstanding immediately before the Effective Time (other than any Dissenting Shares (as defined in Section 2.7) and other than any shares held directly or indirectly by UroMed or the Company or any of their respective Subsidiaries) will be converted into and become the right to receive (i) 2,000 shares(the "MERGER SHARES", and such number of Merger Shares, the "EXCHANGE RATIO") of UroMed Common Stock, subject to the escrow arrangements referred to in Section 3.3 and to the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.6, and (ii) a pro rata portion of the $500,000 earnout note in the form EXHIBIT E attached hereto issued by UroMed in favor of the Stockholders (the "MERGER NOTE"). Notwithstanding the foregoing, the maximum number of Merger Shares issuable pursuant to this Section 2.5 is 2,000,000 shares of Merger Shares.

     2.6. CANCELLATION OF TREASURY STOCK, ETC. Each share of Company Stock held directly or indirectly by UroMed or the Company or any of their respective Subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

     2.7. DISSENTERS' RIGHTS. Company Stock held by the Stockholders who have properly exercised dissenters' right with respect thereto in accordance with Title 1, Division 1, Chapter 13, Sections 1300 and following of the CGCL (collectively, "DISSENTING SHARES"), shall not be converted into the right to receive shares of UroMed Common Stock, but such Stockholders shall be entitled to receive payment of the appraised value of the Dissenting Shares in accordance with the provisions of the CGCL, except that any Dissenting Shares held by a Stockholder who shall thereafter withdraw such demand for appraisal of such Stockholder's Company Stock or otherwise lose the right to such payments as provided in the CGCL, shall thereupon be deemed to have been converted into and represent the right to receive, as of the Effective Time, the right to receive shares of UroMed Common Stock, without any interest thereon, determined as hereinabove provided. If any holder of Company Stock shall be entitled to be paid the "fair value" of such holder's shares, as provided in Title 1, Division 1,

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                                       3


Chapter 13, Sections 1300 and following of the CGCL, the Company shall give UroMed notice thereof and UroMed shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of UroMed, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

     2.8. CONVERSION OF MERGER SUB'S SHARES. Each share of the common stock, $0.01 par value per share, of Merger Sub that was issued and outstanding immediately before the Effective Time will be converted into and become one share of the common stock, no par value per share, of the Surviving Corporation.

     2.9. DISCHARGE OF INDEBTEDNESS AND LIABILITIES. At the Closing:

     (a) UroMed shall pay and discharge one million dollars ($1,000,000) of the Company's existing Indebtedness to Philip Heintz ("HEINTZ") by (i) transfer to Heintz of $500,000 in immediately available funds and (ii) issuance to Heintz of a $460,000 promissory note in the form of EXHIBIT F attached hereto. The Company will obtain and deliver at the Closing a pay-off letter, in form and substance satisfactory to UroMed, from Heintz acknowledging satisfaction in full of this Indebtedness;

     (b) UroMed shall discharge one hundred eighty nine thousand dollars ($189,000) in the existing Indebtedness of the Company to L. Lee Potts ("POTTS") by issuing to Potts 79,578 shares of UroMed Common Stock and by paying Potts the fractional share payment, if any, payable in connection with such issuance as determined in accordance with Section 3.6 of this Agreement. The Company will obtain and deliver at the Closing a pay-off letter from Potts, in form and substance satisfactory to UroMed, consenting to the issuance of UroMed Common Stock in accordance with this Section in exchange for the discharge of the Company's Indebtedness to him and acknowledging satisfaction in full of all Indebtedness of the Company to him.

     (c) UroMed shall discharge fifty one thousand one hundred ninety six dollars and seven cents dollars ($51,196.07) in the existing Indebtedness of the Company to Steven Awe ("AWE") by issuing to Awe 21,556 shares of UroMed Common Stock and by paying Awe the fractional share payment, if any, payable in connection such issuance as determined in accordance with Section 3.6 of this Agreement. The Company will obtain and deliver at the Closing a pay-off letter from Awe, in form and substance satisfactory to UroMed, consenting to the issuance of UroMed Common Stock in accordance with this Section and acknowledging satisfaction in full of all Indebtedness of the Company to him.

     (d) UroMed shall discharge twenty thousand three hundred fourteen dollars and fourteen cents ($20,314.14) in the existing Indebtedness of the Company to Bret Heintz ("B. HEINTZ") by issuing to B. Heintz 8,553 shares of UroMed Common Stock and by paying B. Heintz the fractional share payment, if any, payable in connection with such issuance as determined in accordance with Section 3.6 of this Agreement. The Company will obtain and deliver at the Closing a pay-off letter from B. Heintz, in form and substance satisfactory to UroMed, consenting to the issuance of UroMed

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                                       4


Common Stock in accordance with this Section and acknowledging satisfaction in full of all Indebtedness of the Company to him.

         (e) UroMed shall discharge ten thousand three hundred twenty four and ninety six cents ($10,324.96) in the existing Indebtedness of the Company to Mark Rollin ("ROLLIN") by issuing to Rollin 4,347 shares of UroMed Common Stock and by paying Rollin the fractional share payment, if any, payable in connection with such issuance as determined in accordance with Section 3.6 of this Agreement. The Company will obtain and deliver at the Closing a pay-off letter from Rollin, in form and substance satisfactory to UroMed, consenting to the issuance of UroMed
Common Stock in accordance with this Section and acknowledging satisfaction in full of all Indebtedness of the Company to him.

     (f) The Stockholders shall discharge any liabilities of the Company reflected on the Closing Date Pro Forma Balance Sheet (as defined in Section 2.10(f) hereof) that are in excess of the liabilities reflected on the Company's pro forma balance sheet dated as of January 31, 2001 and attached hereto as EXHIBIT G.

     2.10. OTHER TRANSACTIONS AT CLOSING. At the Closing:

     (a) The Company shall execute and deliver to UroMed the Company Merger Certificate.

     (b) UroMed and Merger Sub shall execute and deliver to the Company the UroMed Merger Certificate and the Merger Sub Merger Certificate, respectively.

     (c) The Company and the Stockholders will execute and deliver to UroMed a closing certificate (without qualification as to knowledge or materiality) substantially in the form set forth in EXHIBIT H attached hereto.

     (d) UroMed and Merger Sub will execute and deliver to the Company a closing certificate (without qualification as to knowledge or materiality) substantially in the form set forth in EXHIBIT H attached hereto.

     (e) The Company will deliver to UroMed Affiliate's Agreements in the form of EXHIBIT I attached hereto (the "AFFILIATE'S AGREEMENT(S)") executed by each of Philip Heintz, Lillian Heintz and L. Lee Potts.

     (f) The Company shall deliver to UroMed a pro forma balance sheet of the Company as of the Closing Date (the "CLOSING DATE PRO FORMA BALANCE SHEET"), determined in accordance with generally accepted accounting principles and applied on a consistent basis, which accurately reflects all of the assets and liabilities of the Company as of the Closing Date, and the assets and liabilities reflected on the Closing Date Pro Forma Balance Sheet shall not be less than and greater than, respectively, the assets and liabilities reflected on the Company's pro forma balance sheet dated as of January 31, 2001 (attached hereto as EXHIBIT G).


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                                       5


     (g) UroMed and each of the Stockholders will execute and deliver the Registration Rights and Voting Agreement (as defined in Section 4) and the Registration Rights and Voting Agreement shall be in full force and effect.

     (h) UroMed, each of the Stockholders and the Escrow Agent (as defined in Section 3.3) will execute and deliver the Escrow Agreement (as defined in
Section 3.3) and the Escrow Agreement shall be in full force and effect.

     (i) Each of Heintz and Potts shall terminate all prior employment agreements with the Company and UroMed and each of Heintz and Potts will execute and deliver employment agreements in the forms of EXHIBITS J-1 and J-2 attached hereto, respectively, and each such employment agreement shall be in full force and effect.

     (j) The Company shall deliver an executed settlement agreement with Excelon, in form and substance satisfactory to UroMed.

     (k) Bingham Dana LLP, counsel to UroMed and Merger Sub, will deliver to the Company a written legal opinion addressed to the Company and the Stockholders, dated on and as of the Closing Date, and substantially in the form of EXHIBIT K attached hereto.

     (l) Tobin & Tobin, counsel to the Company and the Stockholders, will deliver to UroMed a written legal opinion addressed to UroMed, dated on and as of the Closing Date, and substantially in the form of EXHIBIT L attached hereto.

     (m) UroMed shall obtain and deliver an agreement executed by John Simon pursuant to which Mr. Simons agrees to vote all UroMed Common Stock held by him, at the option of UroMed, in accordance with the recommendation of UroMed's Board of Directors or in the same proportion as UroMed's unaffiliated holders of common stock.

     (n) UroMed shall deliver evidence that Philip Heintz has been elected to UroMed's board of directors, effective immediately as of the Closing.

     (o) Each of Philip Heintz, Lillian Heintz and the Trust hereby (i) irrevocably instruct UroMed that the Merger Shares being delivered by UroMedpursuant to Section 2.5 herein be issued in the name of the Heintz Family Trust - 1997, (ii) each of Philip Heintz and Lillian Heintz hereby agree to be held responsible, jointly and not severally, for any transfer taxes that may be imposed by such issuance to the Trust and (iii) the Trust acknowledges receipt of the Merger Shares and in consideration therefore, agrees to become a party to this Agreement, including without limitation for purposes of Section 10 herein.

     3. PROCEDURES; ESCROWED SHARES.

     3.1. CERTIFICATES. After the Effective Time, stock certificates (each, a "Certificate," and collectively, the "CERTIFICATES") representing shares of Company Stock that have been converted into shares of UroMed Common Stock in the Merger will be conclusively deemed to represent such shares of UroMed Common Stock.


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                                       6


     3.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, UroMed or its transfer agent for UroMed Common Stock will send to each Stockholder transmittal materials for use in exchanging their Certificates for certificates for the shares of UroMed Common Stock into which such shares of Company Stock have been converted. Upon surrender of a Certificate to UroMed or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of UroMed Common Stock to which such holder is entitled (subject to the escrow arrangements referred to in Section 3.3), and such Certificate will be canceled.

     3.3. ESCROWED SHARES. Notwithstanding any other provision of this Agreement, at the Closing, UroMed, each of the Stockholders and STATE STREET BANK & TRUST COMPANY, as Escrow Agent (the "ESCROW AGENT"), will execute and deliver an Escrow Agreement in the form of EXHIBIT M attached hereto (the "ESCROW AGREEMENT"), under which the Stockholders will secure their indemnification obligations hereunder by escrowing 10% of the shares of UroMed Common Stock into which the shares of Company Stock are converted in the Merger (the "ESCROWED SHARES").

     3.4. DISTRIBUTIONS. No dividend or other distribution payable after the Effective Time with respect to UroMed Common Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

     3.5. NO TRANSFERS. After the Effective Time, no transfers of shares of Company Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Stock, they will be canceled and exchanged for the shares of UroMed Common Stock deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

     3.6. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of UroMed Common Stock, cash adjustments will be paid (without interest) to the Stockholders in respect of any fractional share of UroMed Common Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by $2.375 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting UroMed Common Stock and occurring after the date of this Agreement). For purposes of determining whether, and in what amounts, a particular Stockholder would be entitled to receive cash adjustments under this section, shares held of record by such holder and represented by two or more Certificates will be aggregated.

     3.7. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Stock will cease to be, and will have no rights as, stockholders of the Company, other than (i) in the case of shares other than Dissenting Shares, the rights to receive shares

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                                       7


of UroMed Common Stock and an interest in the Merger Note into which such shares have been converted and/or payments in lieu of fractional shares, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof in Chapter 13 of the CGCL.

     3.8. ABANDONED PROPERTY. Neither UroMed or the Company nor any other person will be liable to any holder or former holder of shares of Company Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

     3.9. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by UroMed or its transfer agent for UroMed Common Stock of appropriate and customary indemnification, UroMed or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of UroMed Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

     4. REGISTRATION OF UROMED COMMON STOCK. Pursuant to the terms and provisions of the Registration Rights and Voting Agreement in the form of EXHIBIT N attached hereto (the "REGISTRATION RIGHTS AND VOTING AGREEMENT"), to be executed by UroMed and each of the Stockholders at Closing, UroMed will file with the SEC a registration statement on Form S-3 or other appropriate form for the purpose of registering for resale by (i) the Stockholders all of the shares of UroMed Common Stock (including the Escrowed Shares) into which the shares of Company Stock are converted in the Merger and (ii) Potts, Awe, B. Heintz and Rollin all of the shares of UroMed Common Stock they each received in connection with the discharge of the Company's Indebtedness to them.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

     The Company and each of the Stockholders hereby jointly and severally represent and warrant to UroMed and Merger Sub as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the applicable section of the Disclosure Schedule prepared by the Company and delivered to UroMed.

     5.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to UroMed complete and correct copies of its Articles of Incorporation and by-laws, in each case with all amendments thereto.

     5.2. AUTHORIZATION AND ENFORCEABILITY. The Company has all requisite power and full legal right and authority (including due approval of its Board of Directors and its stockholders, respectively) to enter into this Agreement, to perform all

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                                       8


of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. None of the stockholders of the Company will have any appraisal rights under Chapter 13 of the CGCL by reason of the consummation of the Merger or the other transactions contemplated hereby.

     5.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except as set forth in Section 5.3 of the Disclosure Schedule and the filing of this Agreement and the California Merger Certificates with the California Secretary of State, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (i) any provision of the Company's Articles of Incorporation or by-laws, (ii) any material order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company, or (iii) any material judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject.

     5.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company are as set forth in Section 5.4 of the Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and all of such outstanding shares and other securities are owned, both of record and beneficially, as set forth in Section 5.4 of the Disclosure Schedule, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. No person has any valid right to rescind any purchase of any shares of the Company's capital stock or other securities.

     There are no agreements or other obligations on the part of the Company or any Stockholder to purchase or sell, and other than as set forth in Section 5.4 of the Disclosure Schedule, no convertible or exchangeable securities, options, warrants, or other rights to acquire from the Company or any Stockholder any shares of the Company's capital stock or other securities. Section 5.4 of the Disclosure Schedule sets forth the name of each person who holds any option or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option or right, and the per-share exercise price payable therefor.

     5.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary.

     5.6. SUBSIDIARIES. The Company does not have any Subsidiaries or own any legal and/or beneficial interests in or to any other business enterprise or other person.

     5.7. FINANCIAL STATEMENTS AND RELATED MATTERS.

     (a) Included in Section 5.7 of the Disclosure Schedule are copies of (i) the unaudited balance sheets of the Company as of the last day of December in each of the years 1999 and 2000, inclusive (such balance sheet as of December 31, 2000, the "MOST RECENT BALANCE SHEET"), and the related unaudited statements of income and retained earnings, respectively, of the Company, for the fiscal years ended on such dates (the "ANNUAL FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheet of the Company as of February 28, 2001, and the related unaudited statements of income and retained earnings, respectively, of the Company, for the two-month period ended on such date. The Annual Financial Statements are in the same form as audited financial statements, subject only to completion of an audit opinion. Each of such financial statements is true and correct and has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except that the financial statements do not contain footnotes and other presentation items that may be required by generally accepted accounting principles); each of such balance sheets accurately presents the financial condition of the Company as of its respective date; and each of such statements of income and retained earnings and cash flows, respectively, accurately presents the results of operations and retained earnings, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clause (ii) of this section, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, will not be material.

     (b) All accounts and notes receivable reflected on the Most Recent Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the Most Recent Balance Sheet, have arisen in the ordinary course of business, represent valid obligations owing to the Company and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms, net of the reserve for uncollected accounts to be set forth on the Closing Date Pro Forma Balance Sheet.

     (c) The inventory and supplies of the Company are adequate for present needs and are in usable and saleable condition in the ordinary course of business, subject only to appropriate reserves for obsolescence to be reflected on the Closing Date Pro Forma Balance Sheet.

     5.8. ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 5.8, since December 31, 2000, there has not been:

     (a) any change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse;

     (b) any acquisition or disposition by the Company of any material asset or property other than in the ordinary course of business;

     (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Company;

     (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company;

     (e) any issuance of any shares of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock;

     (f) any loss of the services of any officer or key employee or consultant, or any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus payments or arrangements made to or with any of them;

     (g) any forgiveness or cancellation of any debt or claim by the Company or any waiver of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

     (h) any entry by the Company into any transaction with any of its Affiliates;

     (i) any incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with persons other than Affiliates of the Company;

     (j) any incurrence or imposition of any Lien on any of the assets, tangible or intangible, of the Company; or

     (k) any discharge or satisfaction by the Company of any Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (i) current liabilities included in the Most Recent Balance Sheet, (ii) current liabilities to persons other than Affiliates of the Company incurred since the date of the Most Recent Balance Sheet in the ordinary course of business, and
(ii) current liabilities incurred in connection with the transactions contemplated hereby and disclosed in Section 5.8 of the Disclosure Schedule.

     5.9. PROPERTIES AND ASSETS. The assets and properties of the Company are and as of the Closing Date will be adequate and sufficient to conduct the business of the Company as currently conducted. The Company has good and marketable title to all of its assets and properties, including without limitation all those reflected in the unaudited balance sheet referred to in clause (ii) of Section 5.7 hereof (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet), all free and clear of Liens. All such properties and assets are in good condition and repair, reasonable wear-and-tear excepted, and are adequate and sufficient to carry on the business of the Company as presently conducted. Section 5.9(a) of the Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company having a book or fair market value in excess of $1,000. There are no material defects in any such capital assets as to title or condition.

     The Company does not own any real property. The Company has not received any notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 5.9(b) of the Disclosure Schedule sets forth a complete and correct description of all leases of Real Property to which the Company is a party. Complete and correct copies of all such leases have been delivered to UroMed. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder. The leasehold interests of the Company are subject to no Lien, and the Company is in quiet possession of the properties covered by such leases.

     5.10. INTELLECTUAL PROPERTIES.

     (a) Section 5.10 of the Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, technology, know-how, trade secrets, processes, formulas, techniques, and licenses used in or necessary to the businesses of the Company as now being conducted (collectively, the "INTELLECTUAL PROPERTIES"). The Company owns, or is licensed or otherwise has the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration except as indicated in Section 5.10 of the Disclosure Schedule, all Intellectual Properties, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are necessary to or used in the conduct of the businesses of the Company.

     (b) In any instance where the Company's rights to Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 5.10 of the Disclosure Schedule and, to the best of the Company's knowledge, such rights are licensed exclusively to the Company except as indicated in Section 5.10 of the Disclosure Schedule. No other person has an interest in or right or license to use any of the Intellectual Properties. To the best of the Company's knowledge, none of the Intellectual Properties is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Intellectual Properties is pending, or to the best of the Company's knowledge, threatened, nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding. The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Intellectual Properties as constitute trade secrets or other confidential information.

     (c) (i) The Company has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any intellectual property or other proprietary or confidential information of any other person; and (ii) the activities of the Company's current and past employees and contractors in connection with their employment or contractual relationship with the Company did not and do not, to the best of the Company's knowledge, violate any agreements or arrangements that any such employees or consultants had or have with any former employer or any other person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Company with infringement or unlawful use of any patent, trademark, service mark, trade name, logo, copyright, trade secret, or other proprietary right is pending, or to the best of the Company's knowledge, threatened; nor is there any basis for any such litigation or proceeding.

     (d) To the best of the Company's knowledge, no officer, director, employee, or consultant of the Company is obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his agreements and obligations to use his best efforts to promote the interests of the Company, (ii) conflicts or may conflict with the business or operations of the Company, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

     5.11. INDEBTEDNESS. At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 5.11 of the Disclosure Schedule. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by the Company or the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to UroMed.

     5.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (i) reflected or reserved against in the Most Recent Balance Sheet, or (ii) incurred with persons other than any Affiliate of the Company in the ordinary course of business after the date of the Most Recent Balance Sheet, and either to be discharged before the Closing or described in Section 5.12 of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) other than performance obligations with respect to the contracts that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the footnotes thereto.

     5.13. TAXES.

     (A) TAX ATTRIBUTES, ETC. Set forth in Section 5.13(a) of the Disclosure Schedule are the net operating loss, net capital loss, credit, minimum Tax, charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of the Company.

     (B) ELECTIONS. All material elections with respect to Taxes affecting the Company are described in Section 5.13(b) of the Disclosure Schedule.

     (C) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects. All Taxes due and payable by the Company have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period or any portion thereof ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company and, as applicable, the financial statements described in Section 2.10(f) and
Section 5.7. The Company has delivered to UroMed true, correct and complete copies of all Tax Returns filed by or with respect to it with respect to taxable periods ended on or after December 31, 1996, and all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, statements of deficiencies assessed against or agreed to by the Company.

     (D) AUDIT HISTORY. Each taxable period of the Company ended on or before December 31, 1996, has closed and such taxable period is not subject to review by any relevant taxing authority.

     (E) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company.

     (F) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

     (G) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

     (H) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the date hereof.

     (I) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to (i) the Company, (ii) any affiliated group of corporations (as defined in Section 1504(a) of the Code) with respect to a taxable period during which the Company was a member of such affiliated group or (iii) any group of corporations that filed a combined, consolidated or unitary Tax Return with respect to a taxable period during which the Company was a member of such group.

     (J) NO FAILURES TO FILE TAX RETURNS. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

     (K) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated, or unitary Tax Return.

     (L) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

     (M) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

     (N) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

     (O) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. With the exception of the European registration agent maintained for purposes of CE Mark filings, the Company does not have a permanent establishment in any foreign country with which the United States of America has a relevant tax treaty, as defined in such relevant tax treaty, and does not otherwise operate or conduct business through any branch in any foreign country.

     (P) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (Q) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

     (R) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (S) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

     (T) SECTION 341(F) CONSENT. The Company has not filed a consent under Code
Section 341(f) concerning collapsible corporations.

     (U) PARACHUTE PAYMENTS. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

     (V) DIVISIVE TRANSACTIONS. The Company has never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, pursuant to Section 355 of the Code.

     5.14. EMPLOYEE BENEFIT PLANS.

     (a) Except as described in Section 5.14(a) of the Disclosure Schedule, the Company does not now maintain or contribute to, and has not in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth in Section 5.14(a) of the Disclosure Schedule is hereinafter referred to as an "EMPLOYEE BENEFIT PLAN," except that any such arrangement that is a multi-employer plan will be treated as an Employee Benefit Plan only for purposes of Sections 5.14(d)(iv), (vi), and (viii) and 5.14(g) below.

     (b) The Company has delivered to UroMed true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the six preceding calendar years, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings.

     (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under
Section 501(c)(9) of the Code is specifically so identified in Section 5.14(a) of the Disclosure Schedule and has been determined by the IRS to be so qualified, and nothing has occurred since the date of the last such determination as to each such Plan or trust that has resulted or is likely to result in the revocation of such determination as to such Plan or trust.

     (d) (i) There is no pending, or to the best of the Company's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the best of the Company's knowledge, any fiduciary or service provider thereof, and to the best of the Company's knowledge, there is no basis for any such legal action, proceeding, or investigation.

     (ii) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its ERISA affiliates (other than insurance premiums satisfied in due course).

     (iii) No reportable event, or event or condition that presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an ERISA affiliate of the Company, which is subject to Title IV of ERISA.

     (iv) No Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or
Section 4975 of the Code.

     (v) No communication, report, or disclosure has been made that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.

     (vi) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

     (vii) No benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing).

     (viii) The Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law.

     (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan as of the end of the most recently ended plan year of that Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, exceeded the current value of all accrued benefits under that Plan.

     (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

     (g) No Employee Benefit Plan is a multi-employer plan.

     (h) For purposes of this Section 5.14, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "ERISA affiliate" means any entity that under Section 414 of the Code is treated as a single employer with the Company.

     5.15. SAFETY AND ENVIRONMENTAL MATTERS.

     (a) None of the plants, offices, or properties in or on which the Company carries on business nor any of the activities carried on by it are in violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended.

     (b) Neither the Company nor any operator of any real property presently or formerly owned, leased, or operated by the Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "ENVIRONMENTAL LAWS").

     (c) The Company has not received notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any hazardous waste as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively, "HAZARDOUS SUBSTANCES") that the Company has generated, transported, handled, used, or disposed of has been found at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

     (d) (i) No portion of any real property presently or formerly owned, leased, or operated by the Company has been used by the Company, or to the best of the Company's knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any real property presently owned, leased, or operated by the Company, or to the best of the Company's knowledge, any real property formerly owned, leased, or operated by it; (ii) in the course of the activities conducted by the Company and to the best of the Company's knowledge, those of any other operators of any real property presently or formerly owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the best of the Company's knowledge, there have been no releases (I.E. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from any real property presently or formerly owned, leased, or operated by the Company; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by the Company that, through soil or groundwater contamination, may have come to be located on, any of the real property presently or formerly owned, leased, or operated by the Company; and (v) any Hazardous Substances that have been generated by the Company, or to the best of the Company's knowledge, any other person, on any real property presently or formerly owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Company's knowledge, have been and are operating in compliance with such permits and applicable Environmental Laws.

     (e) No real property presently owned, leased, or operated by the Company, and to the best of the Company's knowledge, no real property formerly owned, leased, or operated by the Company, is or will be subject to any Environmental Law requiring the performance of any Hazardous Substances site assessment, the removal or remediation of any Hazardous Substances, the giving of notice to any governmental agency or other person, or the recording and/or delivery to any governmental agency or other person of any environmental disclosure statement or document, by reason of, or as a condition to the effectiveness of, the Merger and/or any other transaction contemplated hereby.

     5.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not and has not been engaged in any unfair labor practice. There is no charge or proceeding pending, or to the best of the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, dispute, work slow-down, or work stoppage pending or threatened against or involving the Company. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of the Company. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company and no claim therefor has been asserted. Except for employees covered by the collective bargaining agreements listed in Section 5.16 of the Disclosure Schedule, none of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any work stoppage or other material labor difficulty during the last five years.

     5.17. LITIGATION. Except as described in Section 5.17 of the Disclosure Schedule, no litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending or, to the best of the Company's knowledge, threatened, against the Company, nor is there any basis therefor known to the Company.

     5.18. CONTRACTS. Section 5.18 of the Disclosure Schedule sets forth a complete and accurate list of all material contracts to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the word "CONTRACT" includes every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company, and specifically includes without limitation:

     (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest;

     (b) agreements with any labor union or association representing any employee;

     (c) agreements for the provision of services by or to the Company;

     (d) bonds or other security agreements provided by any party in connection with the business of the Company;

     (e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties;

     (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject;

     (g) agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party;

     (h) agreements with regard to Indebtedness; or

     (i) any other contract or other agreement, whether or not made in the ordinary course of business.

All of the contracts listed in Section 5.18 of the Disclosure Schedule are in full force and effect, and neither the Company, nor to the best of the Company's knowledge, any other party thereto, is in default under or breach of any of them, nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or breach thereof on the part of the Company, or to the best of the Company's knowledge, any other party thereto. No approval or consent of any person that has not already been obtained and listed in Section 5.18 of the Disclosure Schedule is needed in order that the contracts listed in Section 5.18 of the Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, upon consummation of the Merger or the other transactions contemplated hereby. The Company has delivered to UroMed true, correct, and complete copies of all such contracts, including all amendments, modifications, and supplements thereto.

     5.19. POTENTIAL CONFLICTS OF INTEREST. No officer, director, or stockholder of the Company (i) owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company; (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements.

     5.20. INSURANCE. Section 5.20 of the Disclosure Schedule lists the policies of theft, fire, liability, workmen's compensation, life, property and casualty, and other insurance owned or held by the Company. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, and are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are in full force and effect; are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     5.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section 5.21 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 5.21 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

     5.22. SUPPLIERS AND CUSTOMERS. Section 5.22 of the Disclosure Schedule lists the ten largest suppliers and ten largest customers of the Company during the preceding twelve-month period. The relationships of the Company with its suppliers and customers are good commercial working relationships, and no supplier or customer of material importance to the Company has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company or has during the last twelve months decreased materially, or threatened to decrease or limit materially, its services, supplies, or materials to the Company or its usage or purchase of the services or products of the Company, except for normal cyclical changes related to customers' businesses. The Company has no knowledge or reason to know that any such supplier or customer intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit its services, supplies, or materials to the Company, or its usage or purchase of the Company's services or products, and the consummation of the transactions contemplated hereby will not, to the best of the Company's knowledge, adversely affect the relationship of the Company with any such supplier or customer.

     5.23. EMPLOYMENT OF OFFICERS, EMPLOYEES. Section 5.23 of the Disclosure Schedule lists the name and current annual salary and other compensation payable by the Company to each exempt non-hourly employee whose current total annual compensation or estimated compensation from the Company (including but not limited to wages, salary, commissions, normal bonus, profit sharing, deferred compensation, and other extra compensation).

     5.24. MINUTE BOOKS. The minute books of the Company made available to UroMed for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

     5.25. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     5.26. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (ii) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject, and (iii) its Articles of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clauses (i) and (ii), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in any material adverse effect with respect to the Company. The Company has not been charged with, or to the best of its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. The Company has and maintains and Section 5.26 of the Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations of governmental authorities as are necessary or desirable for the conduct of its businesses or in connection with the ownership or use of its properties, all of which are in full force and effect, true and complete copies of all of which have previously been delivered to UroMed, and none of which will be affected by the consummation of the Merger and the other transactions contemplated hereby.

     5.27. OWNERSHIP OF UROMED STOCK. Neither the Company or any Stockholder, nor to the best of the Company's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement, or understanding with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of UroMed.

     5.28. DISCLOSURE. No representation or warranty of the Company in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

     5.29. EXPIRATION OF REPRESENTATIONS AND WARRANTIES. The warranties and representations contained in this Article 5 shall fully expire and terminate eighteen months after the Closing Date except Section 5.13 which shall survive until thirty days after the expiration of the applicable tax statute of limitations.

     6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE TRUST.

     Each of the Stockholders and the Trust hereby represent to UroMed and Merger Sub, with respect to himself, herself or itself only, as follows:

     6.1. AUTHORIZATION AND ENFORCEABILITY. Such Stockholder and the Trust has all requisite power and full legal right and authority (including, in the case of a Stockholder who is not a natural person, and the Trust due approval of its Board of Directors stockholders, managers, and/or other persons exercising similar powers) to enter into this Agreement, to perform all of such Stockholder's and the Trust's agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and the Trust and constitutes a legal, valid, and binding obligation of such Stockholder and the Trust, enforceable against such Stockholder and the Trust in accordance with its terms.

     6.2. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person is required on the part of such Stockholder and the Trust in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (i) in the case of any Stockholder who is not a natural person or the Trust, any provision of its Articles of Incorporation, by-laws, partnership or operating agreement, and/or other constituting documents, (ii) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to such Stockholder and the Trust or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which such Stockholder and the Trust is a party or by or to which it or any of such Stockholder's or the Trust's assets is bound or subject.

     6.3. TITLE TO SHARES, ETC. Such Stockholder owns, as of the date hereof, and will own, as of the Closing, in each case both of record and beneficially, the shares of the Company's capital stock and other securities of the Company, including but not limited to any options, warrants or other rights to subscribe for or purchase any Company securities, if any, indicated with respect to such Stockholder in Section 5.4 of the Disclosure Schedule, all free and clear of Liens. Such Stockholder does not own, either legally or beneficially, any other shares of capital stock or other securities of the Company.

     6.4. INVESTMENT REPRESENTATIONS. Such Stockholder and the Trust is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Stockholder and the Trust have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in UroMed Common Stock that such Stockholder and the Trust is making by reason of the Merger and the other transactions contemplated by this Agreement. Such Stockholder's and the Trust's financial condition is such that it is able to bear all economic risks of investment in UroMed Common Stock, including a complete loss of such Stockholder's and the Trust's investment. UroMed has provided such Stockholder and the Trust with adequate access to financial and other information concerning UroMed (including without limitation, UroMed's SEC Reports) and such Stockholder and the Trust has had the opportunity to ask questions of and receive answers from UroMed concerning the Merger and the other transactions contemplated by this Agreement and to obtain from the UroMed additional information regarding an investment in UroMed. Such Stockholder and the Trust will acquire shares of UroMed Common Stock in the Merger solely for investment purposes, with no present intention of distributing or reselling any of such shares or any interest therein. Such Stockholder and the Trust is aware that except as set forth in this Agreement, such shares of UroMed Common Stock will not be registered under the Securities Act, and that neither such shares nor any interest therein may be sold, pledged, or otherwise transferred unless such shares are registered under the Securities Act or qualify for an exemption form such registration.

     6.5. DISCLOSURE. No representation or warranty of such Stockholder and the Trust in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by such Stockholder and the Trust in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact that such Stockholder or the Trust has not disclosed to UroMed in writing that materially adversely affects, or (so far as such Stockholder or the Trust can now foresee) is reasonably likely to affect materially and adversely the ability of such Stockholder to perform his or its obligations under this Agreement or to consummate the Merger or any of the other transactions contemplated hereby.

     6.6. EXPIRATION OF REPRESENTATIONS AND WARRANTIES. The warranties and representations contained in this Article 6 shall fully expire and terminate eighteen months after the Closing Date.

     7. REPRESENTATIONS AND WARRANTIES OF UROMED AND MERGER SUB.

     UroMed and Merger Sub hereby represent and warrant as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the applicable section of the Disclosure Schedule prepared by UroMed and delivered to the Company:

     7.1. INCORPORATION; AUTHORITY. UroMed is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Each of UroMed and Merger Sub has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. UroMed has delivered to the Company complete and correct copies of the Articles of Incorporation and by-laws of Merger Sub, in each case with all amendments thereto.

     7.2. AUTHORIZATION AND ENFORCEABILITY. Each of UroMed and Merger Sub has all requisite power and full legal right and authority (including due approval of its Board of Directors and (if necessary) its stockholder(s), respectively) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of UroMed and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms.

     7.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except as set forth in Section 7.3 of the Disclosure Schedule and the filing of this Agreement and the California Merger Certificates with the California Secretary of State, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of UroMed or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (i) any provision of UroMed's Restated Articles of Organization or by-laws or Merger Sub's Articles of Incorporation or by-laws, (ii) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to UroMed or Merger Sub, or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which UroMed or Merger Sub is a party or by or to which either of them or any of their respective assets is bound or subject.

     7.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any material liabilities, conducted any material business, or entered into any material contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions. At all times prior to the Merger, UroMed has been, and will continue to be, in Control (as defined in the next sentence) of Merger Sub. As used in this Section 7.4, "Control" means control within the meaning of Section 368(c) of the Code.

     7.5. UROMED'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since January 1, 1999, UroMed has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it. UroMed has delivered to the Company true and complete copies of (i) its Annual Reports on Form 10-K for its fiscal year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, respectively,
(ii) its proxy statement relating to all meetings of its stockholders (whether annual or special) held in 2000, and (iii) all Current Reports on Form 8K filed since January 1, 2000 (collectively, all of the foregoing documents, "UROMED'S SEC REPORTS"). As of their respective dates, UroMed's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of UroMed's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of UroMed included in UroMed's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of UroMed's independent certified public accountants) and present fairly the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of UroMed and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which was not and will not be material.

     7.6. BROKERS. Except for Boston Healthcare Associates, Inc., no finder, broker, agent, or other intermediary has acted for or on behalf of UroMed or Merger Sub in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     7.7. OWNERSHIP OF COMPANY STOCK. Neither UroMed nor Merger Sub, nor to the best of UroMed's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement, or understanding with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of the Company.

     7.8. DISCLOSURE. No representation or warranty of UroMed or Merger Sub in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by UroMed and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

     7.9. EXPIRATION OF REPRESENTATIONS AND WARRANTIES. The warranties and representations contained in this Article 7 shall fully expire and terminate eighteen months after the Closing Date.

     8. COVENANTS.

     8.1. TAX-FREE REORGANIZATION TREATMENT. Each of UroMed, Merger Sub, the Company and the Stockholders shall (i) make all reasonable efforts to cause the Merger to be treated as a reorganization described in Section 368(a) of the Code, (ii) not file any return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, and (iii) comply with the record-keeping and information reporting requirements set forth in Treas. Reg. ss. 1.368-3. The parties understand and agree that none of them is making any representation or warranty with respect to the tax consequences of the Merger or the other transactions contemplated by this Agreement.

     8.2. OPTIONS. Within a reasonable period of time after the Closing, UroMed will issue at least 71,800 options (the "OPTIONS") to purchase UroMed Common Stock to certain employees of the Company. The compensation committee of the Board of Directors of UroMed shall have the sole discretion to determine which employees of the Company will receive such Options, the amount of Options awarded to each such employee and the vesting terms of such Options. The Options will have an exercise price equal to the closing price of UroMed Common Stock on the Closing Date.

     8.3. Settlement Agreement. The Stockholders hereby agree to reimburse UroMed and Merger Sub for the $50,000 payment to be made by UroMed on or before August 15, 2001 pursuant to the Settlement Agreement by and among the Stockholders, the Company, Excelon Corporation and any other party thereto dated as of March 23, 2001 (the "SETTLEMENT AGREEMENT"). Such reimbursement shall be due promptly from the Stockholders upon receipt of evidence from UroMed of payment of such amount pursuant to the Settlement Agreement.

     8.4. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time after the Effective Time, each of the parties will use his or its best reasonable efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

     9. OTHER COVENANTS. In order to induce UroMed and Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, each of the Stockholders hereby severally agrees and covenants as follows, which covenants will be in addition and without prejudice to any other confidentiality, inventions, noncompetition, nonsolicitation, and/or other agreements and covenants to which any of the Stockholders may be subject from time to time, including without limitation under the employment agreements referred to in Section 2.10(i).

     9.1. CONFIDENTIAL INFORMATION. If the Merger is consummated, such Stockholder will maintain the confidentiality of all confidential, sensitive, or proprietary information of the Surviving Corporation, including without limitation with respect to its businesses, finances, affairs, and technology, which will be and remain the exclusive property of the Surviving Corporation; and unless previously authorized in writing by UroMed, and except with respect to information that has otherwise become public through no action or omission on the part of such Stockholder, will not disclose any such information to any third party, or use it for any purpose other than (if applicable) in the discharge of such Stockholder's employment responsibilities in the ordinary course of the Surviving Corporation's business.

     9.2. NON-COMPETITION, ETC. Lillian Heintz for a period of two years after the Closing Date (which period will automatically be extended by a period of time equal to any period in which such Stockholder is in breach of any obligations under this Section 9.2; including any such extension, the "RESTRICTED PERIOD"), and Heintz the period set forth in his employment agreement (attached hereto as Exhibits J-1 ), will not engage, directly or indirectly (except as a stockholder, director, officer, and/or employee of UroMed and/or the Surviving Corporation), as a proprietor, equityholder, investor (except as a passive investor holding not more than 1% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity, anywhere in the world (such Stockholder hereby acknowledging that the Company currently is doing business worldwide) in the business of radiation treatment planning.

     9.3. NON-SOLICITATION OF EMPLOYEES, ETC. During the Restricted Period, such Stockholder will not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Surviving Corporation to terminate their employment or contractual relationship with the Surviving Corporation; and will not assist any other person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 1% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person who does or attempts to do so.

     9.4. NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the Restricted Period, such Stockholder will not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Surviving Corporation any of the business or patronage of any of its customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such person to reduce the amount of business it does with the Surviving Corporation, and will not assist any other person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 1% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person who does or attempts to do so.

     9.5. NON-DISPARAGEMENT. Such Stockholder will not disparage, deprecate, or make any negative comment with respect to the Surviving Corporation or its businesses, operations, properties, or prospects.

     9.6. UROMED SECURITIES. Prior to the Effective Time, neither the Company nor any Stockholder will directly or indirectly purchase or sell any securities of UroMed or any options, warrants or other rights with respect to securities of UroMed.

     9.7. EQUITABLE REMEDIES. Such Stockholder hereby acknowledges that any breach by him or her of his obligations under this Section 9 would cause substantial and irreparable damage to UroMed and the Surviving Corporation, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of UroMed and the Surviving Corporation will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which they may be entitled in respect of any such breach).

     9.8. MODIFICATION. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 9 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions will automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or of the remainder of such section.

     10. INDEMNIFICATION.

     10.1. INDEMNIFICATION BY UROMED AND MERGER SUB. Subject to the limitations set forth in Section 10.6 hereof, UroMed and Merger Sub, jointly and severally, will indemnify, defend, and hold harmless each of the Stockholders and the Trust, and if the Merger is not consummated, also the Company, and each of their respective directors, officers, employees, representatives, and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by UroMed and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by UroMed and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of UroMed and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

     10.2. INDEMNIFICATION BY THE STOCKHOLDERS AND THE COMPANY. Subject to the limitations set forth in Section 10.6 hereof, each of the Stockholders and the Trust, jointly and severally, will indemnify, defend, and hold harmless UroMed and Merger Sub, and if the Merger is consummated, also the Surviving Corporation, and each of their respective directors, officers, employees, representatives, and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

     (a) any breach by the Company of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby;

     (b) any inaccuracies in the Closing Date Pro Forma Balance Sheet, including without limitation any liabilities of any nature of the Company relating to or arising out of the period prior to the Closing to the extent not reflected on the Closing Date Pro Forma Balance Sheet, including without limitation any claim for sales tax or other taxes relating to any period prior to the Closing;

     (c) any matters disclosed in Section 5.17 of the Disclosure Schedule (other than the Excelon litigation, which will be settled prior to Closing pursuant to a settlement agreement in form and substance satisfactory to UroMed) to the extent the aggregate amount of Damages incurred in connection with such matters exceeds $150,000;

     (d) any actual or alleged claims for brokerage fees owed to any broker employed by the Company in connection with the transactions contemplated by this Agreement; or

     (e) if the Merger is consummated, any expenses of the Company or the Stockholders and the Trust in excess of $25,000 which are directly attributable to the transactions contemplated by this Agreement.

     10.3. INDEMNIFICATION BY EACH STOCKHOLDER AND THE TRUST. Subject to the limitations set forth in Section 10.6 hereof, each of the Stockholders and the Trust, severally and not jointly, will indemnify, defend, and hold harmless UroMed and Merger Sub, and if the Merger is consummated, also the Surviving Corporation, and each of their respective directors, officers, employees, representatives, and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by such Stockholder or the Trust of any representation, warranty, covenant, agreement, obligation, or undertaking made by such Stockholder or the Trust in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of such Stockholder or the Trust in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby. The foregoing indemnification includes without limitation any failure of the Stockholders to reimburse UroMed pursuant to Section 8.3 herein.

     10.4. CLAIMS. In the event that any party hereto (the "INDEMNIFIED PARTY") desires to make a claim against another party hereto (the "INDEMNIFYING PARTY," which term includes all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim, or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "THIRD-PARTY Claim"), the Indemnified Party will notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto, PROVIDED, that failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations under this section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party will be entitled to participate in the defense of such Third-Party Claim. If each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third-Party Claim, and in the case of such an assumption the Indemnifying Party will have the authority to negotiate, compromise, and settle such Third-Party Claim, PROVIDED, that the Indemnifying Party will not agree to any settlement of such Third-Party Claim that does not include an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim:

          (i) The Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party in full with respect to such Third-Party Claim; and

          (ii) The Indemnified Party does not give the Indemnifying Party written notice that the Indemnified Party's counsel has determined, in its reasonable opinion, that an irreconcilable conflict of interest make separate representation by the Indemnified Party's counsel advisable.

     The Indemnified Party will retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by an Indemnifying Party pursuant hereto, but such Indemnified Party will bear and will be solely responsible for its own costs and expenses in connection with such participation.

     10.5. PAYMENT OF CLAIMS. In the event of any claims for indemnification hereunder, the claimant will advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, such other party will pay the full amount thereof within ten days after the expiration of such period. Any amount payable by an Indemnifying Party in respect of indemnification pursuant to this Agreement may be set off and deducted by the Indemnified Party from and against any amounts that may otherwise be or become payable by such Indemnified Party to such Indemnifying Party. In the case of a Claim made by UroMed, UroMed shall (A) proceed, in any order and in whole or in part, by claim against the (i) Escrowed Shares, (ii) amounts payable by it in accordance with the Merger Note, (iii) amounts payable by it in accordance with the promissory note dated as of the date herewith issued by UroMed in favor of Philip Heintz or
(B) take any other remedies available to it. The parties agree that, to the greatest extent permitted by applicable law, the payment of any indemnity hereunder shall be treated as an adjustment to the merger consideration paid by UroMed hereunder.

     10.6. LIMITATIONS OF LIABILITY.

     (A) THRESHOLD. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder until such time as the aggregate amount of Damages for which (i) UroMed and the Surviving Corporation, and their respective directors, officers, employees, representatives, and other Affiliates, on the one hand, or (ii) the Stockholders and their respective directors, officers, employees, representatives, and other Affiliates, as the case may be, on the other, are otherwise entitled to indemnification pursuant to this Agreement exceeds $25,000, whereupon such Indemnified Parties will be entitled to indemnification for the full amount of all such Damages, without regard to such threshold amount. Notwithstanding anything to the contrary in this Section 10.6, the limits imposed by Section 10.6(a) shall not apply to any Damages arising out of or in connection with any breach by the Company or the Stockholders of any of their respective representations, warranties, covenants, agreements or obligations under Section 5.13 of this Agreement (collectively, the "UNLIMITED CLAIMS").

     (B) MAXIMUM LIABILITY. If the Merger is consummated, the maximum liability of any Stockholder for indemnification hereunder (other than with respect to Unlimited Claims) will not exceed the value at the Closing Date of the shares of UroMed Common Stock (including Escrowed Shares) as determined by the closing price of the UroMed Common Stock on that date, into which such Stockholder's shares of Company Stock are converted in the Merger, PLUS the original principal amount of the Merger Note issued to such Stockholder, PLUS, in the case of Heintz, the total amount in cash paid to him by UroMed pursuant to Section 2.9(a) plus the total principal amount of the promissory note issued to him pursuant to Section 2.9(a).

     (C) TIME LIMIT. No Indemnifying Party will be liable for any Damages hereunder unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party with respect thereto prior to the eighteen (18) month anniversary of the Closing Date, except that (i) any claim under Section
5.13 or under Section 10.2(b) through (e) relating to sales taxes may be made at any time prior to the expiration of five (5) years from the Closing and (ii) any other claim under Section 5.13 or under 10.2(b) through (e) may be made at any time prior to the expiration of the applicable statute of limitations.

     11. RELEASES. If the Merger is consummated, then effective as of the Effective Time, each of the Stockholders and the Trust, for himself, herself or itself and his, her or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Surviving Corporation and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, without limitation, whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages arising expressly under this Agreement. Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released.

     12. DEFINITIONS.

     12.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to any person, any other person (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person, (ii) that directly or indirectly holds a material interest in such person, or in which such person directly or indirectly holds a material interest, or (iii) who is a family member or relative of any person described in the preceding clauses (i) or (ii). When used with reference to the Company, the term "Affiliate" includes the Stockholders.

     "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

     "Indebtedness," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability of such person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

     "knowledge," when used to qualify a representation or warranty of the Company, has the following meaning: Where a representation or warranty is made to the best of the Company's knowledge, or with a similar qualification, the Company will be deemed to have knowledge of any matter with respect to which Philip Heintz, Lillian Heintz or Lee Potts has actual knowledge or would have knowledge after conducting a reasonable investigation.

     "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws.

     "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

     "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

     "UroMed Common Stock" means the common stock, no par value per share, of UroMed.

     12.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:

   TERM                         SECTION                       TERM                             SECTION
   ----                         -------                       ----                             -------
Affiliate's Agreement(s)        2.10                       Exchange Ratio                      2.5(a)
Agreement                       Preamble                   Hazardous Substances                5.15(c)
Awe                             2.9(c)                     Heintz                              2.9(a)
B. Heintz                       2.9(d)                     Indemnified Party                   10.4
California Merger                                          Indemnifying Party                  10.4
         Certificates           1                          Intellectual Properties             5.10
CERCLA                          5.15(b)                    IRS                                 5.14(b)
Certificate                     3.1                        UroMed                              Preamble
Closing                         1                          UroMed's SEC Reports                7.5
Closing Date                    1                          Merger                              Recitals
Code                            Recitals                   Merger Sub                          Preamble
Company                         Preamble                   Merger Sub Merger Certificate       1
Company Merger                                             Most Recent Balance Sheet           5.7
         Certificate            1                          Options                             8.3
Company Option                  4                          PBGC                                5.14(d)(ii)
Company Stock                   2.5(a)                     Potts                               2.9(b)
contract                        5.18                       RCRA                                5.15(b)
CGCL                            1                          Restricted Period                   9.2
Dissenting Shares               2.7                        Registration Rights Agreement       4
Effective Time                  1                          Rollin                              2.9(e)
Employee Benefit Plan           5.14(a)                    SARA                                5.15(b)
Environmental Laws              5.15(b)                    Stockholder(s)                      Preamble
EPA                             5.15(c)                    Stockholder Representative          13.3
ERISA                           5.14(c)                    Third-Party Claim                   10.4
Escrow Agent                    3.3                        Trust                               Preamble
Escrow Agreement                3.3                        UroMed Merger Certificate           1
Escrowed Shares                 3.3


     13. GENERAL.

     13.1. COOPERATION. Each of the parties will cooperate with the others and use its best reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

     13.2. SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations, warranties, and covenants of the parties, and the provisions of the other documents executed and delivered in connection with this Agreement, the Merger, and the other transactions contemplated hereby will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and subject to the provisions of Section 10.6(c) hereof, will survive the Closing and the consummation of the Merger and the other transactions contemplated hereby.

     13.3. STOCKHOLDER REPRESENTATIVE. Each of the Stockholders and the Trust hereby appoints Philip Heintz (the "STOCKHOLDER REPRESENTATIVE"), as such Stockholder's and Trust's agent to receive on such Stockholder's and the Trust's behalf notices and other correspondence and service of copies of any summons, complaint, and/or other process that may be served in any litigation, action, or other proceeding. Such service of process may be made by delivery of a copy of such process to the Stockholder Representative in accordance with Section 13.6, and each of the Stockholders and the Trust hereby irrevocably authorizes and directs the Stockholder Representative to accept such service on such Stockholder's and the Trust's behalf. Each of the Stockholders and the Trust hereby irrevocably agrees that a final judgment in any action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this section will affect the right of any person to serve legal process in any other manner permitted by law.

     13.4. EXPENSES. UroMed, on the one hand, and the Company and the Stockholders and the Trust, on the other, will be responsible for and will pay all of their own respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; provided, however, if the Merger is consummated UroMed will assume up to $25,000 of the expenses of the Company and the Stockholders which are directly attributable to the transactions contemplated by this Agreement.

     13.5. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

     (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

     (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

     (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

     13.6. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

          (a) If to UroMed, Merger Sub, and/or (after the Effective Time), the Surviving Corporation to:

               UroMed Corporation
               1400 Providence Highway
               Norwood, Massachusetts 02062
               Attention:    Daniel Muscatello
                             President and CEO

               Telecopier No. (781) 762-2416

               with a copy sent at the same time and by the same means to:

               John R. Utzschneider, Esq.
               Bingham Dana LLP
               150 Federal Street
               Boston, Massachusetts  02110

               Telecopier No. (617) 951-8736

          (b) If to any of the Stockholders and/or (before the Effective Time) the Company, to the Stockholder Representative in care of:

               SSGI
               1370 Ridgewood Drive, Suite 20
               Chico, California  95973

               Telecopier No. (530) 342-8966

               with a copy sent at the same time and by the same means to:

               W. Stephen Wilson, Esq.
               Tobin & Tobin, P.C.
               500 Sansome Street, 8th Floor
               San Francisco, California 94111-3211

               Telecopier No.(415) 433-3883

     13.7. PUBLIC STATEMENTS OR RELEASES. Each of the parties hereto agrees that prior to the consummation of the Merger no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the prior written consent of the other party hereto. Nothing contained in this Section 13.7 shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

     13.8. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

     13.9. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

     13.10.EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

     13.11. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     13.12. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     13.13. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreement dated as of November 20, 2000 by and between the Company and UroMed, will survive the execution and delivery of this Agreement and the consummation of the Merger.

     13.14. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within the Commonwealth of Massachusetts, and without reference to principles of conflicts or choice of laws.

     13.15. ARBITRATION.

     (a) All disputes or claims arising under or in any way relating to this Agreement or to the acquisition of SSGI by UroMed shall be settled by arbitration before a panel of three arbitrators (with one designated by UroMed and one designated by the Stockholders, and the third arbitrator designated by the first two) pursuant to the rules of the American Arbitration Association. Any arbitrator designated by UroMed or the Stockholders must be an "INDEPENDENT PERSON." For the purposes of this Section 13.15, an "Independent Person" shall be an individual who is not and has not been (i) a director, officer, employee, agent or shareholder of any party hereto, (ii) a consultant to any party hereto, (iii) a person with a direct or indirect financial interest in any contract with any party hereto, (iv) a director, officer or key employee of a company at a time when such company was party to a contract with any party hereto, or (v) a relative of any person referred to in clauses (i), (ii), (iii) or (iv) above. As used in the immediately preceding sentence, the term "any party hereto" shall be deemed to include any Affiliates of the parties hereto. Any such arbitration shall take place in Boston, Massachusetts. Arbitration may be commenced at any time by UroMed or the Stockholders giving written notice to the other that such dispute has been referred to arbitration under this Section 13.15. The third arbitrator shall be selected as prescribed above, but if the first two arbitrators do not so agree within 30 days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the American Arbitration Association from the Commercial Arbitration Panel maintained by such Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; PROVIDED, HOWEVER, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. In making such award, the arbitrators shall be authorized to award interest on any amount awarded. This provision for arbitration shall be specifically enforceable by the Stockholders and UroMed and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each of the Stockholders and UroMed shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; PROVIDED, HOWEVER, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was frivolous or in bad faith, the arbitrators may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

     (b) To the extent that arbitration may not be legally permitted hereunder and the Stockholders and UroMed do not at the time of such dispute or claim mutually agree to submit such dispute or claim to arbitration either the Stockholders or UroMed may commence a civil action in a court of appropriate jurisdiction to resolve disputes or claims hereunder. Nothing contained in this
Section 13.15 shall prevent the Stockholders and UroMed from settling any dispute or claim by mutual agreement at any time.

     (c) Neither the Stockholders nor UroMed shall be precluded hereby from seeking, from the courts of any jurisdiction, provisional or equitable remedies of a type not available in arbitration, including without limitation, temporary restraining orders and preliminary or permanent injunctions, nor shall the pursuit of such provisional or equitable relief constitute a waiver or modification of such party's right and obligation to arbitrate any related or unrelated dispute which is otherwise subject to arbitration under this Agreement, unless such waiver is expressed in writing and signed by such party. In the event any person not a party to this Agreement shall commence any interpleader or similar action which either directly or indirectly raises issues which are subject to arbitration hereunder, the Stockholders and UroMed shall seek a stay of such proceedings pending arbitration in accordance with this Agreement.

     (d) In the event of any Third-Party Claim where the Indemnifying Party does not assume the defense of such Third Party Claim, nothing in this Section 13.15 shall prevent the Indemnified Party from impleading the Indemnifying Party or otherwise joining the Indemnifying Party to any litigation relating to such Third-Party Claim.

     Executed and delivered under seal as of the date first above written.


UROMED:                         UROMED CORPORATION



                                By /s/ Daniel Muscatello
                                  ------------------------------------------
                                    Name:  Daniel Muscatello
                                    Title: President


MERGER SUB:                     PROVIDENCE MERGER CORPORATION



                                By /s/ Daniel Muscatello
                                  ------------------------------------------
                                    Name:  Daniel Muscatello
                                    Title: President


COMPANY:                        SSGI



                                By  /s/ Philip Heintz
                                  ------------------------------------------
                                    Name:  Philip Heintz
                                    Title: President


STOCKHOLDERS:                    /s/ Philip Heintz
                                --------------------------------------------
                                 Philip Heintz


                                 /s/ Lillian Heintz
                                --------------------------------------------
                                 Lillian Heintz

TRUST:

                                 HEINTZ FAMILY TRUST


                                 By: /s/ Philip Heintz
                                    ----------------------------------------
                                        Philip Heintz, Trustee


                                 By: /s/ Lillian Heintz
                                    ----------------------------------------
                                        Lillian Heintz, Trustee

                             EXHIBITS AND SCHEDULES


EXHIBITS

     A                 Company Merger Certificate
     A-2               Merger Sub Merger Certificate
     A-3               UroMed Merger Certificate

     B                 Articles of Incorporation of the Surviving Corporation

     C                 By-laws of the Surviving Corporation

     D                 Officers and Directors of the Surviving Corporation

     E                 Merger Note

     F                 Promissory Note

     G                 Company Pro Forma Balance Sheet as of January 31, 2001

     H                 Form of Closing Certificate

     I                 Affiliate's Agreements

     J-1, J-2          Employment Agreements

     K                 Legal Opinion of Bingham Dana LLP

     L                 Legal Opinion of Tobin & Tobin

     M                 Escrow Agreement

     N                 Registration Rights and Voting Agreement




SCHEDULES

Disclosure Schedule